Exhibit 99.1

American Wagering Completes Acquisition of

Sturgeon’s Inn & Casino

LAS VEGAS, NEVADA – (MARKET WIRE) – MARCH 3, 2006 – American Wagering, Inc. (OTC Bulletin Board: BETM) (the “Company”) today announced that the Company’s wholly owned subsidiary AWI Gaming, Inc. (“AWIG”) completed the acquisition of, and commenced operations at, Sturgeon’s Inn & Casino in Lovelock, Nevada (“Sturgeon’s”) on March 1, 2006. The acquisition of Sturgeon’s is expected to be immediately accretive to the Company’s fiscal 2007 operating results.

Victor Salerno, the Company’s CEO and President, said, “We are excited about closing a strategically important acquisition that helps us to both diversify and provide us with strong growth potential. We expect the Sturgeon’s operation will help us achieve both near- and long-term earnings accretion and will help pave the way to future hotel/casino acquisitions.”

Salerno continued, “Our enthusiasm for acquiring Sturgeon’s is driven by a desire to diversify and solidify our earnings, as well as a desire for cross-selling and promotional opportunities among our various subsidiaries. In addition, we are optimistic that already-identified cost reductions and cost synergies among our subsidiaries will improve our earnings and cash flow in fiscal 2007.”

Bruce Dewing, President of AWIG, said, “Lovelock is a vibrant community expected to increase in population dramatically over the next several years. We are proud to be the newest member of the Lovelock community and look forward to providing a complete entertainment experience with unparalleled gaming and dining choices combined with superior service. We hope to model future hotel/casino acquisitions on our experiences and successes at Sturgeon’s.”

ABOUT STURGEON’S INN & CASINO

Sturgeon’s is a full service hotel, casino and restaurant operation located adjacent to Interstate 80 in Lovelock, Nevada (approximately 90 miles east of Reno, Nevada). The facility contains over 65,000 square feet including the following:

•	Casino area with 124 gaming devices, bar, cashier’s cage, count rooms, vault area, video arcade, lounge area and public restrooms.

•	Restaurant area with total seating of 118, full kitchen, dish wash area, private dining or meeting area, storage areas and cashier’s counter.

•	Motel with 74 units, covered porte-cochere, registration desk and lobby, indoor swimming pool, housekeeping and storage areas, laundry room and manager’s apartment.

•	Banquet room known as the “Center Club” with stage, light and sound equipment, chairs, tables and storage areas.

The main facility is located on 3.580 acres, which includes the above facilities plus paved public parking. Adjacent to the main parcel is a gravel parking lot of 0.432 acres, bringing the total land area to 4.012 acres.

ABOUT AMERICAN WAGERING, INC.:

American Wagering, Inc. is a publicly-traded company that primarily operates through wholly-owned subsidiaries including Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), Computerized Bookmaking Systems, Inc. (“CBS”), AWI Manufacturing, Inc. (“AWIM”), and AWI Gaming, Inc. (“AWIG”). Leroy’s owns and operates over 60 race/sports book outlets in the state of Nevada, CBS is the dominant supplier of sports wagering hardware/software to the Nevada gaming industry, and AWIM is a Nevada Gaming Commission-licensed manufacturer/distributor and supplier of race/sports self-service wagering kiosks. AWIG is a recently-formed subsidiary with the goal of becoming a market leader in operating smaller hotel/casino properties.

WHERE THE READER CAN FIND MORE INFORMATION:

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, accordingly, files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). Materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. In addition, as an electronic filer, the Company’s SEC filings are maintained on the SEC’s Internet web site that contains reports, proxy and information statements, and other information; the address of that web site is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS:

In this release we make “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include the words “may,” “hope,” “potential,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate” or “optimistic” and similar words and include all discussions about our ongoing or future plans, objectives or expectations. We do not guarantee that any of the transactions or events described in this release will happen or that any positive trends suggested or referred to in this release will continue. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and results and are based upon what we consider to be reasonable future estimates. Although we believe that our plans, objectives and expectations reflected in, or suggested by, such forward-looking statements are reasonable at the present time, we might not achieve them or we may modify them from time to time. You should read this release thoroughly and with the understanding that actual future results may be materially different from what we expect. We do not plan to update forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

Specific factors that might cause our actual results to differ from our plans, objectives or expectations, might cause us to modify them, or might affect our ability to achieve them include, but are not limited to: increased competition in the race and sports wagering business; our ability to develop and refine products and technologies in a timely manner, and the market’s acceptance of them; our ability to carry out our plans to grow the Company through the acquisition and operation of hotel/casino properties; the possibility that the United States Court of Appeals for the Ninth Circuit will overturn the favorable ruling by the United States Bankruptcy Appellate Panel of the Ninth Circuit in the Racusin case; the availability and adequacy of our cash flow to meet our requirements; our ability to control our operating expenses; our ability to secure external sources of financing on acceptable terms; the possibility that conditions to financing commitments will not be satisfied; changes or developments in laws, regulations or taxes affecting the race and sports wagering business; economic, demographic, business and other conditions in our local and regional markets; actions taken or not taken by third parties, such as our customers, competitors and vendors, as well as legislative, regulatory, judicial and other governmental authorities; a decline in the public acceptance of wagering; changes in our personnel or their compensation, including those resulting from changes in minimum wage requirements; our ability to continue to meet the reserve requirements of the Nevada Gaming Commission; our failure to obtain, delays in obtaining, or loss of, any licenses, permits or approvals, or the limitation, conditioning, suspension or revocation of any such licenses, permits or approvals, or our failure to obtain an unconditional renewal of any of our licenses, permits or approvals on a timely basis; other adverse conditions, such as economic downturns, changes in general customer confidence or spending, increased transportation costs or travel concerns that may adversely affect the economy in general or the Nevada gaming industry in particular; the consequences of the war in Iraq and other military conflicts in the Middle East, concerns about homeland security and any future security alerts or terrorist attacks such as the attacks that occurred on September 11, 2001; and other risk factors discussed in our SEC reports.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this release might not occur.

Contact:	Tim Lockinger, CFO
702-735-0101, ext. 412